WARNING: THE EDGAR SYSTEM ENCOUNTERED ERROR(S) WHILE PROCESSING THIS SCHEDULE.


<ARTICLE>5
<LEGEND>

EXHIBIT 27:  FINANCIAL DATA SCHEDULE

THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED
FROM THE MARCH 31, 1999 UNAUDITED FINANCIAL STATEMENTS
INCLUDED AS ITEM 1 TO FORM 10-QSB TO WHICH THIS SCHEDULE IS
ATTACHED AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO
SUCH FINANCIAL STATEMENTS.
</LEGEND>


PERIOD TYPE                   NINE MONTHS
FISCAL YEAR END              JUNE 30, 1999
PERIOD END                    MARCH 31, 1999
CASH                         $502,352
SECURITIES                              0
RECEIVABLES                   $191,240
ALLOWANCE                    $16,612
INVENTORY                    $1,100,295
CURRENT ASSETS               $2,056,467
PP&E                         $1,566,722
DEPRECIATION                 $139,625
TOTAL ASSETS                 $3,770,930
CURRENT LIABILITIES                       $810,978
LONG TERM DEBT               $1,472,436

PREFERRED MANDATORY                    0
PREFERRED                              0
COMMON              $347,750
OTHER-SE            $900,297
TOTAL LIABILITY AND EQUITY                $3,770,930
SALES                        $9,972,530
TOTAL REVENUES               $10,175,799
CGS                          $7,872,992
TOTAL COSTS                   $10,204,391
OTHER EXPENSE                          0
LOSS PROVISION                         0
INTEREST EXPENSE             $110,813
INCOME PRE TAX               ($139,405)
INCOME TAX                              0
INCOME CONTINUING                ($139,405)
DISCONTINUED                           0
EXTRAORDINARY                          0
CHANGES                       0
NET INCOME                     ($139,405)
EPS PRIMARY                           (10)
EPS DILUTED                           (10)


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